Exhibit 99.3

Caesars Entertainment Announces Completion of William Hill PLC Acquisition

NEWS PROVIDED BY

Caesars Entertainment, Inc. ª

Apr 22, 2021, 08:30 ET

LAS VEGAS and RENO, Nev., April 22, 2021 /PRNewswire/ — Caesars Entertainment, Inc. (NASDAQ: CZR) (“Caesars” or “the Company”) today announced that it has completed its acquisition of William Hill PLC (LSE: WMH) (“William Hill”) for approximately $4.0 billion. The transaction gives Caesars ownership of one of the world’s leading betting and gambling companies and gives the Company the ability to maximize the opportunity within sports betting and online gaming in the U.S.

“We are thrilled to complete the acquisition of William Hill, combining two of the premier operations in the sports betting and iGaming industries under one roof,” said Tom Reeg, CEO of Caesars Entertainment. “We look forward to announcing future sports partnerships that will drive long-term growth.”

The combined companies currently operate sports betting in 18 jurisdictions in the U.S., an industry-leading 13 of which offer mobile sports betting. The Company expects to be operational in 20 U.S. jurisdictions by the end of 2021.

The transaction further expands the reach of Caesars Rewards by providing William Hill members access to the Company’s industry-leading loyalty program, including the ability to earn tier status that can be used at all of the Company’s land-based and online properties. This combination also enables the Company to further enhance its services to customers by providing a single-wallet offering of sports betting and online gaming products across the enterprise in the future.

As previously disclosed, Caesars intends to sell the non-U.S. businesses currently owned by William Hill, including the U.K. and international online divisions and the retail betting shops.

Deutsche Bank, Latham & Watkins, LLP, and Linklaters LLP represented Caesars Entertainment, Inc. on the transaction. Barclays Bank PLC, Citigroup Global Markets Limited, PJT Partners, and Slaughter & May represented William Hill.

About Caesars Entertainment, Inc.

Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the U.S. and one of the world’s most diversified gaming-entertainment providers. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. Caesars Entertainment offers diversified amenities and one-of-a-kind destinations, with a focus on building loyalty and value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “aiming,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) the possibility that post-closing regulatory approvals of the acquisition of William Hill impose conditions or are not obtained; (b) risks related to the integration of the William Hill business with the operations of the Company; (c) the possibility that the anticipated benefits of the acquisition of William Hill are not realized when expected or at all; (d) potential adverse reactions or changes to business or employee relationships resulting from the acquisition of William Hill; (e) risks associated with increased leverage resulting from debt financing undertaken in connection with the acquisition of William Hill; (f) competitive responses to the acquisition of William Hill; (g) the effects of the COVID-19 public health emergency on the business and operations of the Company and William Hill; and (h) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

SOURCE Caesars Entertainment, Inc.

Related Links

https://www.caesars.com